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                                                                   Exhibit 10.31

                                                    EXHIBIT I

                     READ CAREFULLY AND CONSULT WITH YOUR
                            ATTORNEY BEFORE SIGNING

                              RELEASE


         1.  In full consideration of the execution of this Release by Russell
M. Gard ("RMG"), American Pad & Paper Company (the "Company") will provide RMG with the consideration and other rights set forth in the letter agreement (the "Letter Agreement") dated July 8, 1998 to which this Release is attached as
Exhibit I.

         2. RMG, intending to be legally bound and for and in consideration of the benefits described in the Letter Agreement, does for himself his heirs, executors, administrators, successors and assigns hereby remise, release and forever discharge the Company, its successors, predecessors, subsidiaries, affiliates, directors, officers, agents and employees, and all persons, corporations or other entities who might be claimed to be jointly and severally liable with them, from any and all actions and causes of action, claims and demands, suits, damages including back pay, front pay, employee benefits, bonuses, liquidated damages, attorneys' fees, expenses, debts, dues, accounts, bonds, covenants, contracts, agreements and compensation whatsoever and from any claims for retaliation, and from any and all other claims of any nature whatsoever against the Company, whether known or unknown or whether asserted or unasserted, including but not limited to claims under the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.), Title VII of the Civil Rights Act of 1964 (42 U.S.C. Section 2000e et seq.), the Consolidated Omnibus Budget Reconciliation Act of 1985 (29 U.S.C. Section 1161 et seq.), and the Age Discrimination in Employment Act (29 U.S.C. Section 626 et seq.), claims for breach of contract, discrimination, wrongful discharge, tortious interference with contract, intentional and negligent infliction of emotional distress, and any other statutory or common law theories, including any claim for attorneys' fees and costs, from the beginning of time to the date of the Letter Agreement, which he or anyone claiming by, through or under him in any way might have or could claim against the Company; provided that, RMG specifically does not release and specifically reserves all of his rights with respect to the following:

         (a)     the Letter Agreement;

         (b)     the Employment Agreement;

         (c) those certain Stock Option Agreements between RMG and the Company;

         (d) that certain Amended and Restated Management Agreement dated as of December 29, 1992, as amended as of June 6, 1996, between RMG and the Company;

         (e) any rights of RMG pursuant to the Company's health and welfare plans; and





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         (f)     any rights of RMG as to indemnification with regard to any existing or future litigation involving RMG to the extent such rights are provided to CGH in the Company's certificate of incorporation and/or bylaws.

         3. RMG confirms that he has (a) received adequate notice and election forms regarding his and his family's rights to elect COBRA continuation coverage and he and his family have chosen not to elect such coverage in light of the benefits provided to he and his family pursuant to paragraph 3 of the Letter Agreement and (b) had at least twenty-one (21) day to consider whether or not to sign this Release, it first having been presented to RMG on July 1, 1998. RMG certifies that he has read the terms of the Letter Agreement and the Release, that he understands the terms and effects, and that he has signed the Letter Agreement and the Release voluntarily and knowingly in exchange for the consideration described in the Letter Agreement, which consideration RMG acknowledges is in addition to anything to which RMG already is entitled and which he acknowledges as adequate and satisfactory to him.

         4. RMG acknowledges that he understands he may revoke his agreement to this release if he does so within 7 days of executing it and that this release is not effective until that 7 day period has expired.

         5. This Release shall be governed by and construed in accordance with the laws of the State of Texas.

         6. Except as provided herein, each of the provisions of this Release is intended to be severable. If any term or provision is held to be invalid, void or unenforceable by a court of competent jurisdiction for any reason whatsoever, such ruling shall not effect the remainder of this Release.

         7. RMG, intending to be legally bound, has voluntarily executed this Release with full understanding of the contents hereof and after having had ample time to review and study the Letter Agreement and this Release.

         Signed and executed this ____ day of July, 1998.

WITNESS:



     /s                                          /s
------------------------                     -----------------------------(SEAL)
                                             RUSSELL M. GARD




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